Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 2025 with respect to the audited consolidated financial statements of ProCap Financial, Inc. and its subsidiaries (collectively, the “Company”) for the period from June 17, 2025 (inception) through June 30, 2025. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 3, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 2025 with respect to the audited financial statements of ProCap BTC, LLC (the “Company”) for the period from June 10, 2025 (inception) through June 30, 2025. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 3, 2026